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                                                                   Exhibit 10.42

                             EMPLOYMENT AGREEMENT
                             --------------------

THIS EMPLOYMENT AGREEMENT (the "Agreement"), dated as of August 1, 1999 (the "Effective Date"), by and between McKesson HBOC, Inc. (the "Company"), a Delaware corporation with its principal office at One Post Street, San Francisco, California, and Paul Julian ("Executive").

                                   RECITALS
                                   --------

A. The Company, in its business, develops and uses certain Confidential Information (as defined in Paragraph 7(c) below). Such Confidential Information will necessarily be communicated to or acquired by Executive by virtue of his employment with the Company, and the Company has spent time, effort and money to develop such Confidential Information and to promote and increase its goodwill; and

B. The Company desires to retain the services of, and employ, Executive on its own behalf and on behalf of its affiliated companies for the period provided in this Agreement and, in so doing, to protect its Confidential Information and goodwill, and Executive is willing to accept employment by the Company on a full-time basis for such period, upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereto agree as follows:

1.  Employment.  Subject to the terms and conditions of this Agreement, the
    ----------
    Company agrees to employ Executive, and Executive agrees to accept employment from, and remain in the employ of, the Company for the period stated in Paragraph 3 hereof.

2.  Position and Responsibilities.  During the period of his employment
    -----------------------------
    hereunder, Executive agrees to serve the Company, and the Company shall employ Executive, as [President, Medical Group] of the Company or in such other senior corporate executive capacity or capacities as may be specified from time to time by the Chief Executive Officer or either of the Co-Chief Executive Officers, as the case may be, of the Company (either, hereinafter referred to as the "Chief Executive Officer").

3.  Term and Duties.
    ---------------

    a) Term of Employment.  The period of Executive's employment under this
       ------------------
       Agreement shall be deemed to have commenced on the date of this Agreement and shall continue until March 31, 2002.

    b) Duties.  During the period of his employment hereunder and except for
       ------
       illness, reasonable vacation periods, and reasonable leaves of absence, Executive shall devote his best efforts and all his business time, attention, skill and efforts to the business and affairs of the Company and its affiliated companies, as such business and affairs now exist and as they may be hereafter changed or added to, under and pursuant to the general direction of

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       the Board of Directors of the Company (the "Board"); provided, however,
                                                            --------  -------
       that, with the approval of the Chief Executive Officer, Executive may serve, or continue to serve, on the boards of directors of, hold any other offices or positions in, companies or organizations which, in such officer's judgment, will not present any conflict of interest with the Company or any of its subsidiaries or affiliates or divisions, or materially affect the performance of Executive's duties pursuant to this Agreement. The Company shall retain full direction and control of the means and methods by which Executive performs the services for which he is employed hereunder. The services which are to be employed by Executive hereunder are to be rendered in the Commonwealth of Virginia, or in such other place or places in the United States or elsewhere as may be determined from time to time by the Board, but are to be rendered primarily at the headquarters of the Company's General Medical subsidiary in Richmond, Virginia. Unless and until otherwise mutually agreed to between the Company and Executive, Executive shall be at liberty to maintain his residence in Richmond, Virginia.

4.  Compensation and Reimbursement of Expenses; Other Benefits.
    ----------------------------------------------------------

    a) Compensation.  During the period of his employment hereunder, Executive
       ------------
       shall be paid a salary, in monthly or semi-monthly installments (in accordance with the Company's normal payroll practices for senior executive officers), at the rate of Three Hundred Fifty Thousand Dollars ($350,000.00) per year, or such higher salary as may be from time to time approved by the Board (or any duly authorized Committee thereof) (any such higher salary so approved to be thereafter the minimum salary payable to Executive during the remainder of the term hereof), plus such additional incentive compensation, if any, as may be awarded to him yearly by the Board (or any duly authorized Committee thereof). For purposes of the MIP (as defined in subparagraph (c) below), for each of the Company's fiscal years ending during the term of this Agreement, Executive's Individual Target Award shall be 60% of his base salary for the applicable Year (as defined in the MIP). Executive shall also receive an automobile allowance from the Company of One Thousand Dollars ($1,000.00) per month during the term of this Agreement.

    b) Reimbursement of Expenses.  The Company shall pay or reimburse Executive,
       -------------------------
       in accordance with its normal policies and practices, for all reasonable travel and other expenses incurred by Executive in performing his obligations hereunder. The Company further agrees to furnish Executive with such assistance and accommodations as shall be suitable to the character of Executive's position with the Company and adequate for the performance of his duties hereunder.

    c) Other Benefits.  During the period of his employment hereunder, Executive
       --------------
       shall be entitled to receive all other benefits of employment generally available to other members of the Company's senior management and those benefits for which key executives are or shall become eligible, when and as he becomes eligible therefor, including without limitation, group health and life insurance benefits, short and long-term disability plans, deferred compensation plans, and participation in the Company's Profit-Sharing Investment Plan, Employee Stock Purchase Plan, Executive Medical Plan, 1989 Management Incentive Plan ("MIP"), 1984 Executive Benefit Retirement Plan ("EBRP"), 1988 Executive

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       Survivor Benefits Plan ("ESBP"), Stock Purchase Plan and 1994 Restricted
       Stock and Stock Option Plan (or any other similar plan or arrangement), and the Company agrees that none of such benefits shall be altered in any manner or in such a way as to reduce any then existing entitlement of Executive thereunder.

5.  Stock Options. On or about August 16, 1999, Executive will be granted a
    -------------
    non-qualified stock option to purchase Two Hundred Thousand (200,000) shares of the Company's common stock, at a per share exercise price equal to the fair market value of a share of the Company's common stock on the date of grant (the "Grant Date"), which option will vest at the rate of fifty percent (50%) on the second anniversary of the Grant Date, seventy-five percent (75%) on the third anniversary of the Grant Date and one hundred percent (100%) on the fourth anniversary of the Grant Date. Such option will otherwise be subject to the terms and conditions of the Company's Stock Option and Restricted Stock Plan (or any other similar plan or arrangement).

6.  Benefits Payable Upon Disability or Death.
    -----------------------------------------

    a) Disability Benefits.  If, during the term of this Agreement, Executive
       -------------------
       shall be prevented from properly performing services hereunder by reason of his illness or other physical or mental incapacity, the Company shall continue to pay Executive his then current salary hereunder during the period of such disability; or, if less, for a period of (12) calendar months, at which time the Company's obligations hereunder shall cease and terminate.

    b) Death Benefits.  In the event of the death of Executive during the term
       --------------
       of this Agreement, Executive's salary payable hereunder shall continue to be paid to Executive's surviving spouse, or if there is no spouse surviving, then to Executive's designee or representative (as the case may be) through the six-month period following the end of the calendar month in which Executive's death occurs. Thereafter, all of the Company's obligations hereunder shall cease and terminate.

    c) Other Plans.  The provisions of this Paragraph 6 shall not affect any
       -----------
       rights of Executive's heirs, administrators, executors, legatees, beneficiaries or assigns under the Company's Profit-Sharing Investment Plan, EBRP, ESBP, Restricted Stock and Stock Option Plan (or any other similar plan or arrangement), any stock purchase plan or any other employee benefit plan of the Company, and any such rights shall be governed by the terms of the respective plans.

7.  Obligations of Executive During and After Employment.
    ----------------------------------------------------

    a) Noncompetition.  Executive agrees that during the term of his employment
       --------------
       hereunder, and for the "Restricted Period" (as hereinafter defined) thereafter following the termination of Executive's employment with the Company for any reason, he will not, within the United States, participate, engage or have any interest in, directly or indirectly, any person, firm, corporation, or business (whether as an employee, officer, director, agent, creditor, or consultant or in any capacity which calls for the rendering of personal services, advice, acts of management, operation or control) which carries on any business or

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        activity competitive with the Company or any affiliated company
        (including, without limitation, any products or services sold, investigated, developed or otherwise pursued by the Company or any affiliated company at any time or from time to time) without the prior written consent of the Chief Executive Officer. For purposes of this Paragraph 7(a), the "Restricted Period" shall be deemed to be the longer of (i) one (1) year following termination of Executive's employment for any reason or (ii) the period during which Executive is receiving salary continuation payments hereunder. This Paragraph 7(a) shall survive the termination or expiration of this Agreement.

    b)  Unauthorized Use of Confidential Information.  Executive acknowledges
        -------------------------------------------
        and agrees that (i) during the course of his employment Executive will have produced and/or have access to Confidential Information (as defined in subparagraph (c) hereof), of the Company and its affiliated companies, and (ii) the unauthorized use or sale of any of such confidential or proprietary information at any time would harm the Company and would constitute unfair competition with the Company. Executive promises and agrees not to engage in any unfair competition with the Company either during or after the term of this Agreement. Therefore, during and subsequent to his employment by the Company and its affiliated companies, Executive agrees to hold in confidence and not, directly or indirectly, disclose, use, copy or make lists of any such information, except to the extent expressly authorized by the Company in writing or as required by law. All records, files, drawings, documents, equipment, and the like, or copies thereof, relating to the Company's business, or the business of any of its affiliated companies, which Executive shall prepare, use, or come into contact with, shall be and remain the sole property of the Company, and shall not be removed (except to allow Executive to perform his responsibilities hereunder while traveling for business purposes or otherwise working away from his office) from the Company's or the affiliated company's premises without its prior written consent, and shall be promptly returned to the Company upon termination of employment with the Company and its affiliated companies. This paragraph 7(b) shall survive the termination or expiration of this Agreement.

    c)  Confidential Information Defined.  For purposes of this Agreement,
        --------------------------------
        "Confidential Information" means all information (whether reduced to written, electronic, magnetic or other tangible form) acquired in any way by Executive during the course of his employment with the Company or any of its affiliated companies concerning the products, projects, activities, business or affairs of the Company and its affiliated companies, or the Company's or any of its affiliated company's customers, including, without limitation, (i) all information concerning trade secrets of the Company and its affiliated companies, including computer programs, system documentation, special hardware, product hardware, related software development, manuals, formulae, processes, methods, machines, compositions, ideas, improvements or inventions of the Company and its affiliated companies, (ii) all sales and financial information concerning the Company and its affiliated companies, (iii) all customer and supplier lists of the Company and its affiliated companies, (iv) all information concerning products or projects under development by the Company or any of its affiliated companies or marketing plans for any of those products or projects, and (v) all information in any way concerning the products, projects, activities, business or affairs of customers of the Company or any of its affiliated companies which was fur-

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        nished to him by the Company or any of its agents or customers;
        provided, however, that Confidential Information does not include information which (A) becomes available to the public other than as a result of a disclosure by Executive, (B) was available to him on a non-confidential basis outside of his employment with the Company, or (C) becomes available to him on a non-confidential basis from a source other than the Company or any of its agents, creditors, suppliers, lessors, lessees or customers.

    d)  Nonsolicitation.  Executive recognizes and acknowledges that it is
        ---------------
        essential for the proper protection of the business of the Company and its affiliated companies that Executive be restrained for a reasonable period following the termination of Executive's employment with the Company and its affiliated companies from: (i) soliciting or inducing any employee of the Company or any of its affiliated companies to leave the employ of the Company or any of its affiliated companies; (ii) hiring or attempting to hire any employee of the Company or any of its affiliated companies; or (iii) soliciting the trade of or trading with the customers of the Company or any of its affiliated companies for any competitive business purpose. Accordingly, Executive agrees that during the term of his employment hereunder, and for the Restricted Period thereafter following the termination of Executive's employment with the Company and its affiliated companies for any reason, Executive shall not, directly or indirectly, (x) hire, solicit, aid in or encourage the hiring and/or solicitation of, contract with, aid in or encourage the contracting with, or induce or encourage to leave the employment of the Company or any of its affiliated companies, any employee of the Company or any of its affiliated companies; and (y) solicit, aid in or encourage the solicitation of, contract with, aid in or encourage the contracting with, service, or contact any person or entity which is, or was, within three years prior to the termination of Executive's employment with the Company and its affiliated companies, a customer or client of the Company or any of its affiliated companies for the purpose of offering or selling a product or service competitive with any of those offered by the Company of any of its affiliated companies. For purposes of this Paragraph 7(d), the "Restricted Period" shall be deemed to be the longer of (i) two (2) years following termination of Executive's employment for any reason or (ii) the period during which Executive is receiving salary continuation payments hereunder. This Paragraph 7(d) shall survive the termination or expiration of this Agreement.

    e)  Remedy for Breach.  Executive agrees that in the event of a breach or
        -----------------
        threatened breach of any of the covenants contained in this Paragraph 7, the Company shall have the right and remedy to have such covenants specifically enforced by any court having jurisdiction, it being acknowledged and agreed that any material breach of any of the covenants will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company.

    f)  Blue-Penciling.  Executive acknowledges and agrees that the
        --------------
        noncompetition and nonsolicitation provisions contained herein are reasonable and valid in geographic, temporal and subject matter scope and in all other respects, and do not impose limitations greater than are necessary to protect the goodwill, Confidential Information and other business interests of the Company. Nevertheless, if any court determines that any of said noncompetition and other restrictive covenants and agreements, or any part thereof, is unen-

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        forceable because of the duration or geographic scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable to the maximum extent permitted by applicable law.

8.  Termination.
    -----------

    a)  For Cause.  Notwithstanding anything herein to the contrary, the Company
        ---------
        may, without liability, terminate Executive's employment hereunder for Cause (as defined below) at any time upon written notice from the Board (or any duly authorized Committee thereof) specifying such Cause, and thereafter, the Company's obligations hereunder shall cease and terminate; provided, however, that such written notice shall not be
                   --------  -------
        delivered until after the Board (or any duly authorized Committee thereof) shall have given Executive written notice specifying the conduct alleged to have constituted such Cause and Executive has failed to cure such conduct, if curable, within fifteen (15) days following receipt of such notice. As used herein, the term "Cause" shall mean (i) Executive's willful misconduct, habitual neglect or dishonesty with respect to matters involving the Company or its subsidiaries which is materially and demonstrably injurious to the Company, or (ii) a material breach by Executive of one or more terms of this Agreement.

    b)  Arbitration Required to Confirm Cause.  In the event of a termination
        -------------------------------------
        for Cause pursuant to subparagraph (a) above, the Company shall continue to pay Executive's then current compensation as specified in this Agreement until the issuance of an arbitration award affirming the Company's action. Such arbitration shall be held in accordance with the provisions of Paragraph 9(d) below. In the event the award upholds the action of the Company, Executive shall promptly repay to the Company any sums received pursuant to this subparagraph 8(b), following termination of employment.

    c)  Other than for Cause; Performance, Reorganization.  Notwithstanding
        -------------------------------------------------
        anything herein to the contrary, the Company may also terminate Executive's employment (without regard to any general or specific policies of the Company relating to the employment or termination of its employees) (i) should Executive fail to perform his duties hereunder in a manner satisfactory to the Chief Executive Officer, provided that Executive shall first be given written notice of such unsatisfactory performance and a period of ninety (90) days to improve such performance to a level deemed acceptable to the Chief Executive Officer, (ii) should Executive's position be eliminated as a result of a reorganization or restructuring of the Company or any of its affiliated companies or (iii) for any other reason or reasons.

    d)  Obligations of the Company on Termination of Employment.
        -------------------------------------------------------

        (i) If the Company terminates Executive's employment pursuant to subparagraph 8(a) above and the Company's action is affirmed as specified in subparagraph 8(b) above or Executive terminates his employment with the Company other than for Good Reason (as defined in subparagraph (d)(iii)), then all of the Company's obligations hereunder shall immediately cease and terminate. Executive shall thereupon have no

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              further right or entitlement to additional salary, incentive compensation payments or awards, or any perquisites from the Company whatsoever, and Executive's rights, if any, under the Company's employee and executive benefit plans shall be determined solely in accordance with the express terms of the respective plans;

        (ii) If the Company terminates Executive's employment pursuant to subparagraph 8(c) above or Executive terminates his employment with the Company for Good Reason prior to the expiration of this Agreement, then in lieu of any benefits payable pursuant to the Company's Executive Severance Policy (so long as the compensation and benefits payable hereunder equal or exceed those payable under said Policy) and in complete satisfaction and discharge of all of its obligations to Executive hereunder, the Company shall, provided Executive is not in breach of the provisions of Paragraph 7 hereof, and except as provided in Paragraph 9(c) below, (A) continue Executive's then base salary, without increase, for the remainder of the term of this Agreement, provided, however, that
                                                       --------  -------
              the Company's obligation to make such salary payments shall be reduced by any compensation received by Executive from a subsequent employer during such term, (B) consider Executive for a bonus under the terms of the Company's MIP for the fiscal year in which termination occurs (but not for any subsequent year) provided that any such bonus, if earned, shall be pro-rated to reflect the portion of the year for which Executive was actively employed, (C) continue Executive's automobile allowance and Executive Medical Plan benefits until the expiration date of this Agreement, (D) subject to the express special forfeiture and repayment provisions of the respective plans (or the terms and conditions applicable thereto), continue the accrual and vesting of Executive's rights, benefits and existing awards for the remainder of the term of this Agreement for purposes of the EBRP, ESBP, and the Stock Option and Restricted Stock Plan (or any other similar plan or arrangement), provided, however, that (unless the
                                            --------  -------
              Board, or any duly authorized Committee, in its sole discretion, determines otherwise) Executive shall in no event receive or be entitled either to additional grants or awards subsequent to the date of termination, or "Approved Retirement" status, under the foregoing plans, and (E) terminate Executive's participation in the Company's tax-qualified profit-sharing plans and stock purchase plans, pursuant to the terms of the respective plans, as of the date of Executive's termination of employment.

       (iii) For purposes of this Agreement, "Good Reason" shall mean any of the following actions, if taken without the express written consent of Executive, (A) any material change by the Company in Executive's functions, duties or responsibilities as President, Medical Group, which change would cause Executive's position with the Company to become of less dignity, responsibility, importance, or scope as compared to the position and attributes that applied to Executive as of the Effective Date; (B) any reduction in Executive's base salary, other than a proportional reduction effected as part of an across-the-board reduction affecting all executive employees of the Company; (C) any material failure by the Company to comply with any of the provisions of the Agreement;
              (D) the Company's requiring Executive to be based at any office or location more than 25 miles from the office at which Executive is based as of the Effective Date, except for travel reasonably required in the performance of Executive's

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             responsibilities; or (E) any failure by the Company to obtain the express assumption of the Agreement by any successor or assign of the Company.

9.  General Provisions.
    ------------------

    a) Executive's rights and obligations hereunder shall not be transferable by assignment or otherwise. Nothing in this Agreement shall prevent the consolidation of the Company with, or its merger into, any other corporation, or the sale by the Company of all or substantially all of its properties or assets; and this Agreement shall inure to the benefit of, be binding upon and be enforceable by, any successor surviving or resulting corporation, or other entity to which such assets shall be transferred. This Agreement shall not be terminated by the voluntary or involuntary dissolution of the Company.

    b) This Agreement (together with the Termination Agreement between the parties of even date herewith) and the rights of Executive with respect to the benefits of employment referred to in Paragraph 4(c) constitute the entire agreement between the parties hereto in respect of the employment of Executive by the Company. This Agreement supersedes and replaces all prior oral and written agreements, understandings, commitments, and practices between the parties.

    c) In the event Executive's employment with the Company shall terminate under circumstances otherwise providing Executive with a right to benefits under both Section 5 of the Termination Agreement and Paragraph 8(d)(ii) of this Agreement, Executive shall be entitled to receive the greater of the benefits provided therein or herein, calculated
        -------
        individually, without duplication.

    d) Any dispute, controversy or claim arising under or in connection with this Agreement, or the breach hereof, other than any dispute, controversy claim or breach arising under Paragraph 7 of this Agreement, shall be settled exclusively by arbitration in accordance with the Rules of the American Arbitration Association then in effect. Judgment upon the award rendered by the arbitrator may be entered in any court of competent jurisdiction. Any arbitration held pursuant to this paragraph in connection with any termination of Executive's employment shall take place in San Francisco, California at the earliest possible date. If any proceeding is necessary to enforce or interpret the terms of this Agreement, or to recover damages for breach thereof, the prevailing party shall be entitled to reasonable attorneys fees and necessary costs and disbursements, not to exceed in the aggregate one percent (1%) of the net worth of the other party, in addition to any other relief to which he or it may be entitled.

    e) Executive expressly acknowledges and agrees that, in the event the benefits provided hereunder are subject to the excise tax provision set forth in Section 4999 of the Internal Revenue Code of 1986, as amended,
        (i) Executive shall be responsible for and (ii) Executive shall not be entitled to any additional payment from the Company for any Federal, state, and local income and employment taxes, interest or penalties that may arise in connection with such benefits.

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    f)  The provisions of this Agreement shall be regarded as divisible, and if any of said provisions or any part hereof are declared invalid or unenforceable by a court of competent jurisdiction, the validity and enforceability of the remainder of such provisions or parts hereof and the applicability hereof shall not be affected thereby.

    g) This Agreement may not be amended or modified except by a written instrument executed by the Company and Executive.

    h) This Agreement and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia without regard to its principles of conflict of laws.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                             McKESSON HBOC, INC.
                                             A Delaware Corporation


                                             By /s/ Ivan D. Meyerson
                                                --------------------------------
                                                    Senior Vice President
ATTEST:


/s/ Kristina Veaco                           /s/ Paul Julian
-------------------------------              -----------------------------------
    Assistant Secretary                          Executive


By the Authority of the
Compensation Committee
of the Board of Directors
of McKesson HBOC, Inc.
on July 6, 1999.

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